HUNTON & WILLIAMS LLP 1445 ROSS AVENUE SUITE 3700 DALLAS, TX 75202 TEL (214) 468-3300 FAX (214) 468-3599

SEPTEMBER 10, 2008

Board of Directors
T Bancshares, Inc.
16000 Dallas Parkway, Suite 125
Dallas, Texas 75248

Re:	Offering of Common Stock of T Bancshares, Inc.

Ladies and Gentlemen:

We have acted as special counsel to T Bancshares, Inc., a Texas corporation (the “Company”), in connection with the Registration Statement on Form S-1 (Commission File No. 333-152622) initially filed on July 30, 2008 (the “Registration Statement”) by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (a) the issuance by the Company to its shareholders of (i) an aggregate of 1,002,235 transferable subscription rights (the “Subscription Rights”) entitling the holders thereof to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), pursuant to a rights offering (the “Rights Offering”) to shareholders of record on the record date for the Rights Offering and (ii) an aggregate of 1,002,235 shares of Common Stock that may be issuable upon the exercise of the Subscription Rights, and (b) the shares of Common Stock that may be issued and sold pursuant to a limited public offering of shares of Common Stock that are not purchased pursuant to the Rights Offering. The Subscription Rights and the shares of Common Stock are collectively referred to herein as the “Securities.”

We have examined originals or copies of the (1) Registration Statement and all exhibits thereto; (2) the Articles of Incorporation, as amended of the Company, (3) the Bylaws, as amended, of the Company; and (4) certain resolutions of the Board of Directors of the Company; and (5) such other documents and records as we have deemed necessary and relevant for purposes hereof. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic, or photostatic copies. We have assumed that the resolutions authorizing the Company to issue, offer, and sell the Securities are, and will be, in full force and effect at all times at which any Securities are offered or sold by the Company. We have also assumed that the Company has been duly organized and is validly existing as a corporation under the laws of the State of Texas. We have relied upon the statements contained in the Registration Statement and statements of officers of the Company, and we have made no independent investigation with regard thereto. We have assumed that the Registration Statement and any amendment thereto will have become effective (and will remain effective at the time of the issuance of the Securities thereunder).

September 10, 2008

Based on the foregoing and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that (i) the shares of Common Stock issuable upon the exercise of the Subscription Rights are duly authorized and, when issued and delivered against payment therefor upon due exercise of Subscription Rights in the Rights Offering, as contemplated in the Registration Statement, will be validly issued, fully paid, and nonassessable, (ii) the Subscription Rights have been duly authorized and, when issued as contemplated in the Registration Statement, will be validly issued, and (iii) the shares of Common Stock proposed to be sold in the limited public offering will, when issued as contemplated in the Registration Statement and pursuant to the terms of the subscription agreement, be validly issued, fully paid and nonassessable.

The opinions expressed herein is limited to the laws of the United States of America and the State of Texas, including the applicable provisions of the Texas Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Hunton & Williams LLP

Hunton & Williams LLP

10958/10980